Exhibit 10.14

WARRANT AGENCY AGREEMENT

WARRANT AGENCY AGREEMENT, dated as of August __, 2021 (“Agreement”), between XORTX Therapeutics Inc., a British Columbia corporation (the “Company”), Continental Stock Transfer & Trust Company, a New York corporation (collectively as “Warrant Agent”).

W I T N E S S E T H

WHEREAS, pursuant to the terms of that certain Underwriting Agreement, dated August __, 2021, by and among the Company and A.G.P./Alliance Global Partners, as representatives of the underwriters set forth therein (the “Underwriters”), the Company is engaged in a public offering (the “Offering”) of up to _________ common shares, no par value (the “Shares”), pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to ________ common shares (the “Pre-Funded Warrant Shares”) and common share purchase warrants (the “Common Share Purchase Warrants”) to purchase up to __________ common shares (the “Common Share Purchase Warrant Shares”); and furthermore, the Company issued warrants to the Underwriters (the “Underwriter Warrants, together with the with the Pre-Funded Warrants and the Common Share Purchase Warrants, the “Warrants”) to purchase up to _____________ common shares (the “Underwriter Warrant Shares”, together with the Common Share Purchase Warrant Shares and the Pre-Funded Warrant Shares, the “Warrant Shares”), including Shares and Warrants issuable pursuant to the Underwriters’ over-allotment option;

WHEREAS, the Company has filed with the Securities and Exchange Commission a Registration Statement on Form F-1, as amended (File No. 333-258741) (the “Registration Statement”), for the registration, under the Securities Act of 1933, as amended, of the Shares, the Warrants and the Warrant Shares; and

WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange, exercise and replacement of the Warrants and, in the Warrant Agent’s capacity as the Company’s transfer agent, the delivery of the Warrant Shares (as defined below).

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which the New York Stock Exchange is authorized or required by law or other governmental action to close.

(b) “Close of Business” on any given date means 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it means 5:00 p.m., New York City time, on the next succeeding Business Day.

(c) “Person” means an individual, corporation, association, partnership, limited liability company, joint venture, trust, unincorporated organization, government or political subdivision thereof or governmental agency or other entity.

(d) “Warrant Certificate” means a certificate issued to a Holder, representing a Warrant to acquire such aggregate number of Warrant Shares as is indicated therein.

All other capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Warrants.

Section 2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Warrant Agent hereby accepts such appointment. The Company may from time to time appoint a co-Warrant Agent as it may, in its sole discretion, deem necessary or desirable. The Warrant Agent shall have no duty to supervise, and will in no event be liable for the acts or omissions of, any co-Warrant Agent.

Section 3. Global Warrants.

(a) The Warrants shall be issuable in book entry form (each, a “Global Warrant”). All of the Warrants shall initially be represented by (x) one or more Global Warrants deposited with the Warrant Agent for the Common Share Purchase Warrants (y) one or more Global Warrants deposited with the Warrant Agent for the Pre-Funded Warrants (z) one or more Global Warrants deposited with the Warrant Agent for the Underwriter Warrants, in each case, registered in the name of Cede & Co., a nominee of The Depository Trust Company (the “Depositary”), or as otherwise directed by the Depositary. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depositary or its nominee for each Global Warrant or (ii) institutions that have accounts with the Depositary.

(b) If the Depositary subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depositary to deliver to the Warrant Agent for cancellation each Global Warrant, and the Company shall instruct the Warrant Agent to deliver to each Holder a Warrant Certificate.

(c) A Holder has the right to elect at any time or from time to time a Warrant Exchange (as defined below) pursuant to a Warrant Certificate Request Notice (as defined below). Upon written notice by a Holder to their broker (the “Broker”) for the exchange of some or all of such Holder’s Global Warrants for a Warrant Certificate evidencing the same number of Warrants, which request shall be in the form attached hereto as Annex A (for the Common Share Purchase Warrants), Annex B (for the Pre-Funded Warrants) and Annex C (for the Underwriter Warrants) (each, a “Warrant Certificate Request Notice” and the date of delivery of such Warrant Certificate Request Notice by the Holder, each, a “Warrant Certificate Request Notice Date” and the deemed surrender upon delivery by the Holder of a number of Global Warrants for the same number of Warrants evidenced by a Warrant Certificate, each, a “Warrant Exchange”), the Warrant Agent upon instructions from the Broker or Depository Trust Company (“DTC”) acting on behalf of the Broker shall promptly effect the Warrant Exchange and shall promptly issue and deliver to the Holder a Warrant Certificate for such number of Warrants in the name set forth in the Warrant Certificate Request Notice. Such Warrant Certificate shall retain the original Issue Date of the Warrants but will have a date of transfer corresponding to the date of the electronic transfer from the Broker or DTC and shall be manually executed by an authorized signatory of the Company. In connection with a Warrant Exchange, the Warrant Agent will deliver the Warrant Certificate to the Holder within seven (7) Business Days of the Warrant Certificate Request Notice from the Broker or DTC pursuant to the delivery instructions in the Warrant Certificate Request Notice (“Warrant Certificate Delivery Date”). If the Company fails for any reason to deliver to the Holder the Warrant Certificate subject to the Warrant Certificate Request Notice by the Warrant Certificate Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares evidenced by such Warrant Certificate (based on the VWAP (as defined in the Warrant) of the Common Stock on the Warrant Certificate Request Notice Date), $10 per Business Day (increasing to $20 per Business Day on the fifth Business Day after such liquidated damages begin to accrue) for each Business Day after such Warrant Certificate Delivery Date until such Warrant Certificate is delivered or, prior to delivery of such Warrant Certificate, the Holder rescinds such Warrant Exchange. The Company covenants and agrees that, upon the date of delivery of the Warrant Certificate Request Notice, the Holder shall be deemed to be the holder of the Warrant Certificate and, notwithstanding anything to the contrary set forth herein, the Warrant Certificate shall be deemed for all purposes to contain all of the terms and conditions of the Warrants evidenced by such Warrant Certificate and the terms of this Agreement, other than Section 3 (c), which shall not apply to the Warrants evidenced by a Warrant Certificate. In the event a beneficial owner requests a Warrant Exchange, upon issuance of the paper Warrant Certificate, the Company shall act as warrant agent and the terms of the paper Warrant Certificate so issued shall exclusively govern in respect thereof. A party requesting transfer of Warrants must provide any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

Section 4. Form of Warrant. The Warrants, together with the form of election to purchase Common Stock (the “Exercise Notice”) and the form of assignment to be printed on the reverse thereof, whether a Warrant Certificate or a Global Warrant, shall be substantially in the form of Exhibit 1 (for the Common Share Purchase Warrants) attached hereto, Exhibit 2 (for the Pre-Funded Warrants) attached hereto, and Exhibit 3 for the (Underwriter Warrants).

Section 5. Countersignature and Registration. The Warrants shall be executed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer, either manually or by facsimile signature, and have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Warrants shall be countersigned by the Warrant Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed a Warrant shall cease to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant had not ceased to be such officer of the Company; and any Warrant may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant, shall be a proper officer of the Company to sign such Warrant, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

The Warrant Agent will keep or cause to be kept, at one of its offices, or at the office of one of its agents, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective Holders of the Warrant Certificates, the number of warrants evidenced on the face of each of such Warrant Certificate and the date of each of such Warrant Certificate. The Warrant Agent will create a special account for the issuance of Warrant Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Warrant Certificates; Mutilated, Destroyed, Lost or Stolen Warrant Certificates. Subject to the provisions of the Warrant and the last sentence of this first paragraph of Section 6 and subject to applicable law, rules or regulations, or any “stop transfer” instructions the Company may give to the Warrant Agent, at any time after the closing date of the Offering, and at or prior to the Close of Business on the Termination Date, any Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants, entitling the Holder to purchase a like number of common shares as the Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants surrendered then entitled such Holder to purchase. Any Holder desiring to transfer, split up, combine or exchange any Warrant Certificate or Global Warrant shall make such request in writing delivered to the Warrant Agent, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged at the principal office of the Warrant Agent, provided that no such surrender is applicable to the Holder of a Global Warrant. Any requested transfer of Warrants, whether a Global Warrant or a Warrant Certificate, shall be accompanied by reasonable evidence of authority of the party making such request that may be required by the Warrant Agent. Thereupon the Warrant Agent shall, subject to the last sentence of this first paragraph of Section 6, countersign and deliver to the Person entitled thereto any Warrant Certificate or Global Warrant, as the case may be, as so requested. The Company may require payment from the Holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrants. The Company shall compensate the Warrant Agent per the fee schedule mutually agreed upon by the parties hereto and provided separately on the date hereof.

Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of a Warrant Certificate, which evidence shall include an affidavit of loss and an open penalty surety bond satisfactory to it, or in the case of mutilated certificates, the certificate or portion thereof remaining, and, in case of loss, theft or destruction, of indemnity in customary form and amount, and satisfaction of any other reasonable requirements established by Section 8-405 of the Uniform Commercial Code as in effect in the State of Delaware, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Warrant Agent will make and deliver a new Warrant Certificate of like tenor for delivery to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Warrants; Exercise Price; Termination Date.

(a) The Warrants shall be exercisable commencing on the Initial Exercise Date. The Warrants shall cease to be exercisable and shall terminate and become void, and all rights thereunder and under this Agreement shall cease, at or prior to the Close of Business on the Termination Date. Subject to the foregoing and to Section 7(b) below, the Holder of a Warrant may exercise the Warrant in whole or in part upon providing the items required by Section 7(c) below to the Warrant Agent at the principal office of the Warrant Agent or to the office of one of its agents as may be designated by the Warrant Agent from time to time. In the case of the Holder of a Global Warrant, the Holder shall deliver the executed Exercise Notice and payment of the applicable unpaid Exercise Price pursuant to Section 2(a) of the Warrant. Notwithstanding any other provision in this Agreement, a holder whose interest in a Global Warrant is a beneficial interest in a Global Warrant held in book-entry form through the Depositary (or another established clearing corporation performing similar functions), shall effect exercises by delivering to the Depositary (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by the Depositary (or such other clearing corporation, as applicable). The Company acknowledges that the bank accounts maintained by the Warrant Agent in connection with the services provided under this Agreement will be in its name and that the Warrant Agent may receive investment earnings in connection with the investment at Warrant Agent risk and for its benefit of funds held in those accounts from time to time. Neither the Company nor the Holders will receive interest on any deposits or any Exercise Price.

(b) Upon receipt of an Exercise Notice for a cashless exercise pursuant to Section 2(c) of a Warrant (each, a “Cashless Exercise”), the Company will promptly calculate and transmit to the Warrant Agent the number of Warrant Shares, the rate of exchange and the round up or round down of any Warrant Shares issuable in connection with such Cashless Exercise and deliver a copy of the Exercise Notice to the Warrant Agent, which shall issue such number of Warrant Shares in connection with such Cashless Exercise.

(c) Upon the Warrant Agent’s receipt, at or prior to the Close of Business on the Termination Date set forth in a Warrant, of the executed Exercise Notice, accompanied by payment of the applicable unpaid Exercise Price pursuant to Section 2(a) of the Warrant, the shares to be purchased (other than in the case of a Cashless Exercise), an amount equal to any applicable tax, governmental charge or expense reimbursement referred to in Section 6 by personal bank check payable to the order of the Company and, in the case of an exercise of a Warrant in the form of a Warrant Certificate , the Warrant Certificate, the Warrant Agent shall cause the Warrant Shares underlying such Warrant to be delivered to or upon the order of the Holder of such Warrant, registered in such name or names as may be designated by such Holder, no later than the Warrant Certificate Delivery Date. If the Company is then a participant in the deposit/withdrawal at custodian (“DWAC”) system of the Depositary and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) the Warrant is being exercised via Cashless Exercise, then the certificates for Warrant Shares shall be transmitted by the Warrant Agent to the Holder by crediting the account of the Holder’s broker with the Depositary through its DWAC system. For the avoidance of doubt, if the Company becomes obligated to pay any amounts to any Holders pursuant to Section 2 (d)(i) or 2(d)(iv) of the Warrant, such obligation shall be solely that of the Company and not that of the Warrant Agent. Notwithstanding anything else to the contrary in this Agreement, except in the case of a Cashless Exercise, if any Holder fails to duly deliver payment to the Warrant Agent of an amount equal to the aggregate unpaid Exercise Price of the Warrant Shares to be purchased upon exercise of such Holder’s Warrant as set forth in Section 7(a) hereof, the Warrant Agent will not be obligated to deliver certificates representing any such Warrant Shares (via DWAC or otherwise) until following receipt of such payment, and the applicable Warrant Share Delivery Date shall be deemed extended by one day for each day (or part thereof) until such payment is delivered to the Warrant Agent.

All funds received by the Warrant Agent pursuant to this Agreement that are to be distributed or applied by the Warrant Agent in accordance with the terms of this Agreement (the “Funds”) shall be delivered to the Warrant Agent. Once received by the Warrant Agent, the Funds shall be held by the Warrant Agent as agent for Company. Until paid or distributed in accordance with this Agreement, the Funds shall be deposited in one or more bank accounts to be maintained by the Warrant Agent in its name as agent for Company. Until paid pursuant to this Agreement, the Warrant Agent may hold or invest the Funds through such accounts in: (i) bank accounts, short term certificates of deposit, bank repurchase agreements, and disbursement accounts with commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.), (ii) Cash Management sweeps to AAA Fixed NAV money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940, (iii) funds backed by obligations of, or guaranteed by, the United States of America, municipal securities, or (iv) debt or commercial paper obligations rated A-1 or P-1 or better by Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), respectively.

The Warrant Agent will only draw upon the Funds in such account(s) as required from time to time in order to make the payments for the Shares and any applicable tax withholding payments. The Warrant Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by the Warrant Agent in accordance with this Section, including any losses resulting from a default by any bank, financial institution or other third party. The Warrant Agent may from time to time receive interest, dividends or other earnings in connection with such deposits. The Warrant Agent shall not be obligated to pay such interest, dividends or earnings to Company, any holder or any other party including the Company.

The Warrant Agent is acting as agent hereunder and is not a debtor of Company in respect of the Funds.

(d) In case the Holder of any Warrant Certificate exercises fewer than all Warrants evidenced thereby and surrenders such Warrant Certificate in connection with such partial exercise, a new Warrant Certificate evidencing the number of Warrant Shares equivalent to the number of Warrant Shares remaining unexercised may be issued by the Warrant Agent to the Holder of such Warrant Certificate or to his duly authorized assigns in accordance with Section 2(d)(ii) of the Warrant, subject to the provisions of Section 6 hereof.

(e) In the event of a cash exercise, the company hereby instructs CPU to record cost basis for newly issued shares as follows:

(f) In the event of a cashless exercise: issuer shall provide cost basis for shares issued pursuant to a cashless exercise at the time the Company provides the Cashless Exercise Ratio to CPU pursuant to Section 7 hereof.

Section 8. Cancellation and Destruction of Warrant Certificates. All Warrant Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Warrant Agent for cancellation or in canceled form, or, if surrendered to the Warrant Agent, shall be canceled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent shall so cancel and retire, any other Warrant Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Warrant Agent will become the sole recordkeeping agent for the Warrants, and shall maintain such records in accordance with its standard practices and applicable law. Upon issuing Shares for the exercise of the such Warrant, the certificates representing such Warrants will be canceled by Agent

Section 9. Certain Representations; Reservation and Availability of Common shares or Cash.

(a) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Warrant Agent, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and the Warrants have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Warrant Agent pursuant hereto and payment therefor by the Holders as provided in the Registration Statement, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits thereof; in each case except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) As of the date hereof and prior to the Offering, the authorized capital stock of the Company consists of an unlimited number of common shares, of which [_____] common shares are issued and outstanding. [_____] common shares are reserved for issuance upon exercise of the Warrants. Except as disclosed in the Registration Statement, there are no other outstanding obligations, warrants, options or other rights to subscribe for or purchase from the Company any class of capital stock of the Company.

(c) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued common shares or its authorized and issued common shares held in its treasury, free from preemptive rights, the number of common shares that will be sufficient to permit the exercise in full of all outstanding Warrants.

(d) The Warrant Agent will create a special account for the issuance of Common Stock upon the exercise of Warrants. Company shall provide an opinion of counsel prior to the Effective Time to set up the reserve of the Warrants and Warrant Shares. The opinion shall state that all the Warrants and Warrant Shares, or the transactions in which they are being issued, as applicable, are:

(i)

Registered, or subject to a valid exemption from registration, under the Securities Act of 1933 (the “1933 Act”), as amended, and all appropriate state securities law filings have been made with respect to the New Shares, or alternatively, that the New Shares are “covered securities” under Section 18 of the 1933 Act; and

(i)	Validly issued, fully paid and non-assessable.

(e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Warrant Certificates or certificates evidencing common shares upon exercise of the Warrants. The Company shall not, however, be required to pay any tax or governmental charge which may be payable in respect of any transfer involved in the transfer or delivery of Warrant Certificates or the issuance or delivery of certificates for common shares in a name other than that of the Holder of the Warrant Certificate evidencing Warrants surrendered for exercise or to issue or deliver any certificate for common shares upon the exercise of any Warrants until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the Holder of such Warrant Certificate at the time of surrender).

Section 10. Common Share Record Date. Each Holder shall be deemed to have become the holder of record for the Warrant Shares pursuant to Section 2(d)(i) of the Warrants.

Section 11. Adjustment of Exercise Price, Number of Common shares or Number of the Company Warrants. The applicable Exercise Price, the number of shares covered by each Warrant and the number of Warrants outstanding are subject to adjustment from time to time as provided in Section 3 of the Warrant. In the event that at any time, as a result of an adjustment made pursuant to Section 3 of the Warrant, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than common shares, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 3 of the Warrant, and the provisions of Sections 7, 9 and 13 of this Agreement with respect to the common shares shall apply on like terms to any such other shares. All Warrants originally issued by the Company subsequent to any adjustment made to the applicable Exercise Price pursuant to the Warrant shall evidence the right to purchase, at the adjusted Exercise Price, the number of common shares purchasable from time to time hereunder upon exercise of the Warrants, all subject to further adjustment as provided herein.

Section 12. Certification of Adjusted Exercise Price or Number of Common shares. Whenever the Exercise Price or the number of common shares issuable upon the exercise of each Warrant is adjusted as provided in Section 11 or 13, the Company shall (a) promptly prepare a certificate setting forth the Exercise Price of each Common Warrant and the unpaid portion of the Exercise Price of each Pre-Funded Warrant, in each case, as so adjusted, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Warrant Agent and with each transfer agent for the common shares a copy of such certificate and (c) instruct the Warrant Agent to send a brief summary thereof to each Holder of a registered Warrant.

Section 13. Fractional Common shares.

(a) The Company shall not issue fractions of Warrants or distribute a Global Warrant or Warrant Certificates that evidence fractional Warrants. Whenever any fractional Warrant would otherwise be required to be issued or distributed, the actual issuance or distribution shall reflect a rounding of such fraction either up or down to the nearest whole Warrant.

(b) The Company shall not issue fractions of common shares upon exercise of Warrants or distribute stock certificates that evidence fractional common shares. Whenever any fraction of a common share would otherwise be required to be issued or distributed, the actual issuance or distribution in respect thereof shall be made in accordance with Section 2(d)(v) of the Warrant.

Section 14. Conditions of the Warrant Agent’s Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the Warrant shall be subject:

(a) Compensation. The Company agrees promptly to pay the Warrant Agent the compensation detailed on Exhibit 2 hereto for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred in connection with the services rendered hereunder by the Warrant Agent.

(b) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the Holders of Warrant Certificates or beneficial owners of Warrants.

(c) Counsel. The Warrant Agent may consult with counsel satisfactory to it, which may include counsel for the Company, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

(d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(e) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of Holders of Warrants or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Warrant Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under any indenture to which the Company is a party.

(f) No Liability for Invalidity. The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates (except as to the Warrant Agent’s countersignature thereon).

(g) No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates (except as to the Warrant Agent’s countersignature thereon), all of which are made solely by the Company.

(h) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrants specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrants against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrants authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrants or in the case of the receipt of any written demand from a Holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law.

Section 15. Purchase or Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 19. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement any of the Warrants shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

Section 16. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company, by its acceptance hereof, shall be bound:

(a) The Warrant Agent may consult with legal counsel reasonably acceptable to the Company (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company; and such certificate shall be full authentication to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrants (except its countersignature thereof) by the Company or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(d) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible for the adjustment of any Exercise Price or the making of any change in the number of common shares required under the provisions of Section 11 or 13 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrants evidenced by Warrant Certificates after actual notice of any adjustment of any Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any common shares to be issued pursuant to this Agreement or any Warrant or as to whether any common shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(e) Each party hereto agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the other party hereto for the carrying out or performing by any party of the provisions of this Agreement.

(f) The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer , Chief Financial Officer or counsel of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable and shall be indemnified and held harmless for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer, provided Warrant Agent carries out such instructions without gross negligence, bad faith or willful misconduct.

(g) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(h) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

Section 17. Indemnification. The Company covenants and agrees to indemnify and to hold the Warrant Agent harmless against any costs, expenses (including reasonable fees of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as Warrant Agent pursuant hereto; provided, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by the Warrant Agent as a result of, or arising out of, its gross negligence, bad faith, or willful misconduct.

From time to time, Company may provide Warrant Agent with instructions concerning the services performed by the Warrant Agent hereunder. In addition, at any time Warrant Agent may apply to any officer of Company for instruction, and may consult with legal counsel for Warrant Agent or Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement. Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by Company for any action taken or omitted by Warrant Agent in reliance upon any Company instructions or upon the advice or opinion of such counsel. Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Company.

Section 18. Limitation of Liability. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all Services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought.

Section 19. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing sent to the Company. The Company may remove the Warrant Agent or any successor Warrant Agent upon 30 days’ notice in writing, sent to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the common shares, and to the Holders of the Warrant Certificates. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Holder of a Warrant Certificate (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of a state thereof, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the common shares, and mail a notice thereof in writing to the Holders of the Warrant Certificates. However, failure to give any notice provided for in this Section 19, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

Section 20. Issuance of New Warrants. Notwithstanding any of the provisions of this Agreement or of the Warrants to the contrary, the Company may, at its option, instruct the Warrant Agent to issue a new Global Warrant or Warrant Certificates, if any, evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the applicable Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Global Warrant or Warrant Certificates, if any, made in accordance with the provisions of this Agreement.

Section 21. Notices. Notices or demands authorized by this Agreement to be given or made (i) by the Warrant Agent or by the Holder of any Warrant Certificate to or on the Company, (ii) subject to the provisions of Section 19, by the Company or by the Holder of any Warrant Certificate to or on the Warrant Agent or (iii) by the Company or the Warrant Agent to the Holder of any Warrant Certificate, shall be deemed given (a) on the date delivered, if delivered personally, (b) on the first Business Day following the deposit thereof with Federal Express or another recognized overnight courier, if sent by Federal Express or another recognized overnight courier, (c) on the fourth Business Day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), and (d) the date of transmission, if such notice or communication is delivered via facsimile or email attachment at or prior to 5:30 p.m. (New York City time) on a Business Day and (e) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	If to the Company, to:

XORTX Therapeutics Inc.
Suite 4000, 421 – 7th Avenue SW
Calgary, Alberta, Canada T2P 4K9
Attention: Charlotte May, Controller
Email: cmay@xortx.com

With a copy (for informational purposes only) to:
Dorsey & Whitney LLP
1400 Wewatta Street, Suite 400
Denver, CO 80202-5549
Attention: Anthony W. Epps, Esq.
Email: epps.anthony@dorsey.com

(b)	If to the Warrant Agent, to:

Continental Stock Transfer & Trust Company
1 State Street, 30 FL
New York, New York 10004
Attention: Compliance Department

For any notice delivered by email to be deemed given or made, such notice must be followed by notice sent by overnight courier service to be delivered on the next business day following such email, unless the recipient of such email has acknowledged via return email receipt of such email.

(c) If to the Holder of any Warrant Certificate, to the address of such Holder as shown on the registry books of the Company. Any notice required to be delivered by the Company to the Holder of any Warrant may be given by the Warrant Agent on behalf of the Company. Notwithstanding any other provision of this Agreement, where this Agreement provides for notice of any event to a Holder of any Warrant Certificate, for a Global Warrant, such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the procedures of the Depositary or its designee.

Section 22. Supplements and Amendments.

(a) The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Warrants Certificates in any material respect.

(b) In addition to the foregoing, with the consent of Holders of Warrants, the Company and the Warrant Agent may modify this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Warrant Agreement or modifying in any manner the rights of the Holders of the Warrant Certificates; provided, however, that no modification of the terms (including but not limited to the adjustments described in Section 11) upon which the Warrants are exercisable or reducing the percentage required for consent to modification of this Agreement may be made without the consent of the Holder of each outstanding warrant certificate affected thereby. As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment complies with the terms of this Section 22.

Section 23. Successors. All covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 24. Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

Section 25. Further Assurances. The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

Section 26. Consequential Damages. Neither party to this Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

Section 27. Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of New York, without regard to principles of conflicts of law. The parties hereto irrevocably (i) submit to the non-exclusive jurisdiction of any New York State court sitting in New York City or the United States District Court for the Southern District of New York in any action or proceeding arising out of or relating to this Agreement, (ii) waive, to the fullest extent they may effectively do so, any defense based on inconvenient forum, improper venue or lack of jurisdiction to the maintenance of any such action or proceeding, and (iii) waive all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby. Agent shall not be required hereunder to comply with the laws or regulations of any country other than the United States of America or any political subdivision thereof. Agent may consult with foreign counsel, at the Company’s expense, to resolve any foreign law issues that may arise as a result of the Company or any other party being subject to the laws or regulations of any foreign jurisdiction. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any Person other than the Company, the Holders of Warrant Certificates and the Warrant Agent any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrant Certificates.

Section 28. Governing Law. This Agreement and each Warrant issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of law principles thereof.

Section 29. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 30. Captions. The captions of the sections of this Agreement have been inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 31. Information. The Company agrees to promptly provide to the Holders of the Warrants any information it provides to all holders of the common shares, except to the extent any such information is publicly available on the EDGAR system (or any successor thereof) of the Securities and Exchange Commission.

Section 32. Force Majeure. Notwithstanding anything to the contrary contained herein, Warrant Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

XORTX THERAPEUTICS INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

Annex A: Form of Common Warrant Certificate Request Notice

WARRANT CERTIFICATE REQUEST NOTICE

To: Continental Stock Transfer & Trust Company, as Warrant Agent for XORTX Therapeutics Inc. (the “Company”)

The undersigned Holder of Common Share Purchase Warrants (“Common Share Purchase Warrants”) in the form of Global Warrants issued by the Company hereby elects to receive a Warrant Certificate evidencing the Common Share Purchase Warrants held by the Holder as specified below:

1.  Name of Holder of Common Share Purchase Warrants in form of Global Warrants: _____________________

2.  Name of Holder in Warrant Certificate (if different from name of Holder of Warrants in form of Global Warrants): _____________________

3.  Number of Common Share Purchase Warrants in name of Holder in form of Global Warrants: _____________

4.  Number of Common Share Purchase Warrants for which Warrant Certificate shall be issued: ______________

5.  Number of Common Share Purchase Warrants in name of Holder in form of Global Warrants after issuance of Warrant Certificate, if any: _____________________

6.  Warrant Certificate shall be delivered to the following address:

The undersigned hereby acknowledges and agrees that, in connection with this Warrant Exchange and the issuance of the Warrant Certificate, the Holder is deemed to have surrendered the number of Common Share Purchase Warrants in form of Global Warrants in the name of the Holder equal to the number of Warrants evidenced by the Warrant Certificate.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

Annex B: Form of Pre-Funded Warrant Certificate Request Notice

WARRANT CERTIFICATE REQUEST NOTICE

To: Continental Stock Transfer & Trust Company, as Warrant Agent for XORTX Therapeutics Inc. (the “Company”)

The undersigned Holder of Pre-Funded Warrants (“Pre-Funded Warrants”) in the form of Global Warrants issued by the Company hereby elects to receive a Warrant Certificate evidencing the Warrants held by the Holder as specified below:

1.  Name of Holder of Pre-Funded Warrants in form of Global Warrants: ___________________

2.  Name of Holder in Warrant Certificate (if different from name of Holder of Pre-Funded Warrants in form of Global Warrants): _____________________

3.  Number of Pre-Funded Warrants in name of Holder in form of Global Warrants: ___________

4.  Number of Pre-Funded Warrants for which Warrant Certificate shall be issued: ____________

5.  Number of Pre-Funded Warrants in name of Holder in form of Global Warrants after issuance of Warrant Certificate, if any: _____________________

6.  Warrant Certificate shall be delivered to the following address:

The undersigned hereby acknowledges and agrees that, in connection with this Warrant Exchange and the issuance of the Warrant Certificate, the Holder is deemed to have surrendered the number of Pre-Funded Warrants in form of Global Warrants in the name of the Holder equal to the number of Warrants evidenced by the Warrant Certificate.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

Annex C: Form of Underwriter Warrant Certificate Request Notice

WARRANT CERTIFICATE REQUEST NOTICE

To: Continental Stock Transfer & Trust Company, as Warrant Agent for XORTX Therapeutics Inc. (the “Company”)

The undersigned Holder of Underwriter Warrants (“Underwriter Warrants”) in the form of Global Warrants issued by the Company hereby elects to receive a Warrant Certificate evidencing the Warrants held by the Holder as specified below:

7.  Name of Holder of Underwriter Warrants in form of Global Warrants: ___________________

8.  Name of Holder in Warrant Certificate (if different from name of Holder of Underwriter Warrants in form of Global Warrants): _____________________

9.  Number of Underwriter Warrants in name of Holder in form of Global Warrants: ___________

10. Number of Underwriter Warrants for which Warrant Certificate shall be issued: ____________

11. Number of Underwriter Warrants in name of Holder in form of Global Warrants after issuance of Warrant Certificate, if any: _____________________

12. Warrant Certificate shall be delivered to the following address:

The undersigned hereby acknowledges and agrees that, in connection with this Warrant Exchange and the issuance of the Warrant Certificate, the Holder is deemed to have surrendered the number of Underwriter Warrants in form of Global Warrants in the name of the Holder equal to the number of Warrants evidenced by the Warrant Certificate.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

Exhibit 1: Form of Common Warrant

Exhibit 2: Form of Pre-Funded Warrant

Exhibit 3: Form of Underwriter Warrant